UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 27, 2004

                          Commission File No. 333-67232

                                   XFONE, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   11-3618510
                     (I.R.S. Employer Identification Number)

                                  960 High Road
                         London, United Kingdom N12 9RY
               (Address of principal executive offices) (Zip Code)

                                011.44.8451087777
              (Registrant's telephone number, including area code)

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Item 8.01. Other Events

VOTING AGREEMENT

On September 28, 2004, Abraham Keinan ("Keinan"), our Chairman of the Board, Guy Nissenson ("Nissenson"), our President/Chief Executive Officer/Director, and Campbeltown Business Ltd. ("Campbeltown"), a related party consultant, entered into a Voting Agreement which provides for mutual obligations by all parties to the agreement (Keinan, Nissenson, and Campbeltown are hereafter referred to collectively as "the parties").

Keinan is the beneficial owner of approximately 59.6% of our outstanding common shares. Campbeltown is a British Virgin Islands company that is the beneficial owner of approximately 12% of our outstanding common shares. Nissenson is the beneficial owner of approximately 2.4% of our shares of common stock through his ownership of 20% of Campbeltown. Campbeltown owns 500,000 options to buy shares of our common stock for $0.40 per share; if these options are exercised Campbeltown will own approximately 19% of total issued shares and Guy Nissenson will be beneficial owner of approximately 4% our shares of common stock

The agreement provides that:

      1) each of the parties to the Voting Agreement agree to vote any shares of our common stock controlled by the parties only in such manner as previously agreed by all parties;

      2) In the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement;

      3) The agreement applies to any and all of our common stock that is currently owned, directly or indirectly, by any party to the agreement and to any of our common stock in which any party to the agreement has voting power, directly or indirectly;

      4) If any additional of our shares of common stock are at any time during the term of the agreement, issued to a party to the agreement and to any party to the agreement that has voting power over our common stock, such shares will be voted in accordance with the other terms to this agreement;

      5) The agreement applies to any and all of our common stock which will be issued upon exercise of any options and/or warrants;

      6)    The term of the Voting Agreement is ten years.

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SEPTEMBER 27, 2004 AND SEPTEMBER 28, 2004 NOVATION AGREEMENTS AMONG US, THE
OBERON GROUP, LLC AND DRAGONFLY CAPITAL PARTNERS, LLC

Background (Prior Agreements with Oberon Group, LLC)
February 12, 2004 Agreement with The Oberon Group, LLC

We have a February 12, 2004 agreement with The Oberon Group, LLC that is not a National Association of Security Dealers registered broker dealer, which provides that The Oberon Group will assist us in exploring, structuring, and negotiating financial alternatives, particularly in the United States, such as acquisitions, mergers, or otherwise. The term of the agreement is one year and may be terminated by either The Oberon Group or us at any time after an initial six-month period, with or without cause, upon 30 day written notice. Aggregate consideration is defined in the agreement as the total amount of cash and the fair market value on the date that is five days prior to the consummation of the transaction of all other property paid or payable directly or indirectly to us or a counter party or any of its security holders in connection with a transaction.

The agreement provides that we agree to pay The Oberon Group an initial retainer fee of $60,000 in cash for a 6 month period ending August 12, 2004, which is payable upon the signing of the agreement. Thereafter, we agree to pay The Oberon Group a monthly retainer payment of: (a) $5,000 per month in cash, the first such payment of which commences on March 1, 2004; and (b) 1,500 five year warrants with a strike price of $5.50 per share. Additionally, the agreement provides that in conjunction with any transaction with any United States counter party, we agree to pay The Oberon Group: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the 2nd $1 million of aggregate consideration; plus (c) 5% of the 3rd $1 million of aggregate consideration; (d) 4% of the fourth $1 million of aggregate consideration; plus (e) 3% of the remaining aggregate consideration. The agreement further provides that for any given transaction, the consideration paid to The Oberon Group will mirror the consideration paid to any seller. For instance, if The Oberon Group is due a fee of $120,000 and the consideration paid to the seller in a transaction is 1/3 cash, 1/3 debt (with an 8% annual coupon and a 2 year maturity) and 1/3 of our common stock, The Oberon Group's fee will be $40,000 cash, $40,000 debt (with an 8% annual coupon and a 2 year maturity) and $40,000 in our common stock.

In addition, upon closing of a transaction, we will issue The Oberon Group, or its assigns, a warrant, valid for five years post closing, entitling its holder to purchase a total of: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the second $1 million of aggregate consideration; plus (c) 5% of any additional aggregate consideration. The warrants will have an exercise price equal to the market price of our common stock shares on the date of closing of the transaction. Any common stock shares throughout the agreement of any shares underlying the warrants throughout this agreement will entitle their holder to one-time piggyback registration rights. All warrants may be exchanged without the payment of any additional consideration for our stock based upon the values of the warrant and the stock at the time of the exchange.

The agreement further provides that for any revenues paid to us from parties introduced by The Oberon Group to us during the period of three years from the entry into the first agreement or purchase order with such third party, The Oberon Group will receive 1.5% of such revenues, which is referred to in the agreement as a "referral fee". Such referrals will include any revenues derived from the sale of products or services to such parties, any revenues derived from the sale of our product or services through the sales force of such parties, or any revenues derived by us from joint selling efforts with such parties to a third party.

The agreement also contains other standard terms and conditions.

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November 24, 2003 Agreement With the Oberon Group, LLC

We have a November 24, 2003 Finders Agreement with The Oberon Group, which is identified in the agreement as a "Finder". The agreement provides that in consideration for The Oberon Group introducing an investor to us which culminates in the execution of a partial acquisition/investment/financing agreement, we agree to compensate it with a cash fee equal to 8% of the total transaction value in cash as well as 8% of the total transaction value in warrants priced at 100% of the market at closing. The term of the agreement is 6 months and will be automatically renewed for continuous consecutive terms, unless either party sends a written notice with a 60 day notice period, indicating the intent to terminate the agreement.

NOVATION AGREEMENT EXECUTED SEPTEMBER 27, 2004

On September 27, 2004, we entered into an agreement with Oberon and Dragonfly Capital Partners, LLC ("Dragonfly"), a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon Group's rights and obligations under the February 12, 2004 agreement with us as described above are transferred to Dragonfly. The agreement further provides that we and Oberon Group's mutually release each other from their obligations under the February 12, 2004 agreement and that Dragonfly agree to perform the duties under the original February 12, 2004 agreement as if it had been a party to that agreement.

NOVATION AGREEMENT EXECUTED SEPTEMBER 28, 2004

On September 28, 2004, we entered into an agreement with Oberon Group and Dragonfly Capital Partners, LLC ("Dragonfly"), a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon's rights and obligations under the November 24, 2003 agreement with us as described above are transferred to Dragonfly. The agreement further provides that we and Oberon Group mutually release each other from their obligations under the February 12, 2004 agreement and that Dragonfly agrees to perform the duties under the original November 24, 2003 agreement as if it had been a party to that agreement.

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EXHIBITS

Exhibit 10.41   Voting Agreement dated September 28, 2004
Exhibit 10.42   Novation Agreement executed September 27, 2004
Exhibit 10.43   Novation Agreement executed September 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Xfone, Inc.

                                       /s/ Guy Nissenson
                                       By:  Guy Nissenson
                                       President and Chief Executive Officer

Date:  October 4, 2004